Exhibit 99.1

CareCloud Announces Early Resumption of Preferred Stock Dividend Payments

Accelerated Timeline Reflects Strong Financial Performance and Commitment to Shareholder Value

SOMERSET, N.J., January 21, 2025 (GLOBE NEWSWIRE) – CareCloud, Inc. (the “Company”) (Nasdaq: CCLD, CCLDO, CCLDP), a leader in healthcare information technology and generative AI solutions for medical practices and health systems nationwide, today announced that its Board of Directors (the “Board”) has decided to resume dividend payments on its Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) and Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”) earlier than previously announced based on the Company’s success at accelerating free cash flow.

“We are thrilled to have reached this important milestone ahead of schedule and we want to express our sincerest thanks to our shareholders for their strong support,” said Stephen Snyder, Co-Chief Executive Officer of CareCloud. “We expect an exciting 2025 as we continue to achieve our profitability and free cash flow targets, while focusing on pivoting toward growth.”

Current Redemption Value

For purposes of illustration only, if the Company exercised its redemption right today, holders of Series A Preferred Stock would be entitled to approximately $28.17 per share representing the redemption value of $25 and the accumulated dividends of $3.17. Also, for purposes of illustration only, if the Company exercised its redemption right today, holders of Series B Preferred Stock would be entitled to approximately $28.43 per share representing the current redemption price of $25.75 (comprised of the $25 stated value and a $.75 fee for early redemption) and the accumulated dividends of $2.68.

The underlying details regarding the foregoing are more set forth below. They are also contained in the descriptions of our Series A Preferred Stock and Series B Preferred Stock, which are contained in our filings with the Securities and Exchange Commission (the “SEC”).

Dividends Declared for January and February 2025

The Board has declared dividends for January and February 2025. For Series A Preferred Stock, the dividends are calculated at an effective monthly rate of 1/12th of 11%, which includes catch-up payments to account for the months when Series A dividends accumulated at 11% per annum, prior to our Series A Preferred Stock shareholders’ decision in September 2024 to reduce the dividend rate to 8.75% per annum. After paying the dividends for January and February, the Board intends to continue paying monthly dividends at the higher effective rate of 11% per annum (inclusive of catch-up payments) for approximately 8 additional months before reducing the monthly dividend to 1/12 of 8.75% per annum. For Series B Preferred Stock, the dividends are based on an effective monthly rate of 1/12th of 8.75% per annum.

Declared dividends per share for the months of January and February 2025 are set at $0.18229 for each month payable on February 18, 2025 and March 17, 2025, respectively. A Series A Preferred Stock catchup payment of $0.04688 per share is also included during each of these months, payable on February 18, 2025 and March 17, 2025, respectively. Similarly, declared dividends for Series B Preferred Stock are set at $0.18229 for January and February 2025, payable on February 18, 2025 and March 17, 2025, respectively. For January, the ex-dividend date is January 30, the record date is January 31, and the payment date is February 18, 2025. For February, the ex-dividend date is February 27, the record date is February 28, and the payment date is March 17, 2025.

Additional Details regarding the Preferred Stock

Holders of shares of the Series A Preferred Stock for the month of January 2025 are entitled to receive cumulative cash dividends at the rate of 8.75% per annum of the $25 per share liquidation preference (equivalent to $2.1875 per annum per share). Because (1) any dividend payments made on either the Series A Preferred Stock or Series B Preferred Stock must first be credited against the earliest accumulated but unpaid dividend due with respect to such preferred stock and (2) for such period, the cash dividend rate for the Series A Preferred Stock was 11% per annum, rather than the current rate of 8.75% per annum, the Board authorized an additional payment equal to 2.25% per share of Series A Preferred Stock. Holders of shares of the Series B Preferred Stock are entitled to receive cumulative cash dividends at the rate of 8.75% per annum of the $25 per share liquidation preference (equivalent to $2.1875 per annum per share).

Dividends on the Series A Preferred Stock and Series B Preferred Stock are cumulative and payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, then the dividend may be paid on the next succeeding business day. Dividends are payable to holders of record on the applicable record date, which shall be the last day of the calendar month, whether or not a business day.

About CCLDP

CareCloud’s Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “CCLDP.” The Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. Upon the occurrence of a “Change of Control” (as more fully described in our public filings), if the Company does not elect to redeem shares of Series A Preferred Stock, holders of Series A Preferred Stock may, upon written notice to the Company, exchange some or all of the shares of Series A Preferred Stock held by such holder into a number of shares of the Company’s common stock per share of Series A Preferred Stock equal to the quotient obtained by dividing (1) $25 plus the amount of any accumulated and unpaid dividends on such share being exchanged by (2) the “Common Stock Price” (as more fully described in our public filings) for such Change of Control.

The Company also may, at its option, cause the outstanding shares of Series A Preferred Stock, in whole or in part, at any time or from time to time, to be automatically exchanged for a number of shares of its common stock per share of Series A Preferred Stock equal to the quotient obtained by dividing (1) $25 plus the amount of any accumulated and unpaid dividends on such share being exchanged by (2) the volume weighted average price of the shares of the Company’s common stock for the twenty trading days ending on the first trading day immediately preceding such exchange date.

About CCLDO

CareCloud’s Series B Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “CCLDO.” Commencing on February 15, 2024, the Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at redemption prices of either $25.75 per share (for redemptions prior to February 15, 2025), $25.50 per share (for redemptions on and after February 15, 2025 and prior to February 15, 2026), $25.25 per share (for redemptions on and after February 15, 2026 and prior to February 15, 2027), or $25 per share (for redemptions on and after February 25, 2027), plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. Upon the occurrence of a Change of Control, the Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

About CareCloud

CareCloud brings disciplined innovation to the business of healthcare. Our suite of AI and technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care, while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health at www.carecloud.com.

To listen to video presentations by CareCloud’s management team, read recent press releases and view our latest investor presentation, please visit ir.carecloud.com.

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Disclaimer

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “forecasts,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of pandemics on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Stephen Snyder

Co-Chief Executive Officer

CareCloud, Inc.

ir@carecloud.com